Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

   x   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

The Empire District Electric Company
 (Exact name of obligor as specified in its charter)

Kansas	44-0236370
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

602 Joplin Avenue
Joplin, Missouri	64801
(Address of principal executive offices)	(Zip code)

_____________________________
Unsecured Debt Securities
(Title of the indenture securities)

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                        Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 30h day of July, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

EXHIBIT 6

7/31/2008

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

			Dollar Amounts
			In Millions
			______________

ASSETS
Cash and balances due from depository institutions:
	Non-interest-bearing balances and currency and coin		$13,130
	Interest-bearing balances		1,737
Securities
	Held-to-maturity securities		0
	Available-for-sale securities		71,525
Federal funds sold and securities purchased under agreements to resell:
	Federal funds sold in domestic offices		15,459
	Securities purchased under agreements to resell		808
Loans and lease financing receivables:
	Loans and leases held for sale		22,172
	Loans and leases, net of unearned income	296,289
	LESS: Allowance for loan and lease losses	4,058
	Loans and leases, net of unearned income and allowance		292,231
Trading Assets			8,299
Premises and fixed assets (including capitalized leases)			4,268
Other real estate owned			981
Investments in unconsolidated subsidiaries and associated companies			448
Intangible assets
	Goodwill		10,521
	Other intangible assets		16,116
Other assets			29,191

Total assets			$486,886

LIABILITIES
Deposits:
	In domestic offices		$286,525
	Non-interest-bearing	72,696
	Interest-bearing	213,829
	In foreign offices, Edge and Agreement subsidiaries, and IBFs		68,490
	Non-interest-bearing	4
	Interest-bearing	68,486
Federal funds purchased and securities sold under agreements to repurchase:
	Federal funds purchased in domestic offices		9,611
	Securities sold under agreements to repurchase		6,371

Dollar Amounts
In Millions
______________

Trading liabilities	5,025
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	36,217
Subordinated notes and debentures	10,865
Other liabilities	20,317

Total liabilities	$443,421

Minority interest in consolidated subsidiaries	153

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	27,134
Retained earnings	14,988
Accumulated other comprehensive income	670
Other equity capital components	0

Total equity capital	43,312

Total liabilities, minority interest, and equity capital	$486,886

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Howard I. Atkins
        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf                                                                Directors
Carrie Tolstedt